Equity Residential

Third Quarter 2019
Earnings Release & Supplemental Information

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INVESTOR RELATIONS CONTACT:
Mr. Marty McKenna
investorrelations@eqr.com
(312) 474-1300
Two North Riverside Plaza
Chicago, IL 60606

FEATURED COMMUNITIES (top to bottom):
The Huxley – Redwood City, CA | Acquired September 2019 | Green Point Rated Gold
Next on Sixth – Los Angeles, CA | Acquired August 2019

Third Quarter 2019 Results

Corporate Headquarters:
Two North Riverside Plaza
Chicago, IL 60606
(312) 474-1300

Information included in this supplemental package is unaudited.

NEWS RELEASE - FOR IMMEDIATE RELEASE

October 22, 2019

Equity Residential Reports Third Quarter 2019 Results

Revises Full Year Guidance

Chicago, IL – October 22, 2019 - Equity Residential (NYSE: EQR) today reported results for the quarter and nine months ended September 30, 2019.  All per share results are reported as available to common shares/units on a diluted basis.

	Quarter Ended September 30,
	2019	2018	$ Change	% Change
Earnings Per Share (EPS)	$0.71	$0.58	$0.13	22.4%
Funds from Operations (FFO) per share	$0.92	$0.79	$0.13	16.5%
Normalized FFO per share	$0.91	$0.83	$0.08	9.6%

	Nine Months Ended September 30,
	2019	2018	$ Change	% Change
Earnings Per Share (EPS)	$1.82	$1.46	$0.36	24.7%
Funds from Operations (FFO) per share	$2.53	$2.30	$0.23	10.0%
Normalized FFO per share	$2.58	$2.41	$0.17	7.1%

“We are pleased to report that our same store revenues, expenses and NOI as well as our Normalized FFO results are tracking in line with or better than the improved expectations we provided in July and that the efforts of our hard working colleagues across the Company produced the highest resident retention in our history.  We continue to see robust demand to live in the vibrant urban and dense suburban centers of the cities in which we operate,” said Mark J. Parrell, Equity Residential’s President and CEO.

Highlights

•	The Company produced same store revenue growth of 3.4% for the third quarter of 2019, with Physical Occupancy of 96.5% and Renewal Rate Achieved growth of 5.0%.

•	The Company produced Normalized FFO per share growth of 9.6% for the third quarter of 2019.

•	During the third quarter of 2019, the Company acquired four apartment properties, totaling 1,084 apartment units, for an aggregate purchase price of approximately $489.9 million.

•

During the third quarter of 2019, the Company issued $600.0 million of unsecured notes at a coupon rate of 2.5% and a yield of 2.56%, the lowest ten-year yield in both the Company’s and REIT industry’s histories.

Results Per Share

The change in EPS for both the quarter and nine months ended September 30, 2019 compared to the same periods of 2018, are due primarily to higher property and unconsolidated sale gains in the third quarter and/or full year of 2019, the various adjustment items listed on page 25 of this release and the items described below.

The per share changes in FFO for both the quarter and nine months ended September 30, 2019 compared to the same periods of 2018, are due primarily to the various adjustment items listed on page 25 of this release and the items described below.

The per share changes in Normalized FFO are due primarily to:

	Positive/(Negative) Impact
	Third Quarter 2019 vs. Third Quarter 2018	September YTD 2019 vs. September YTD 2018
Same Store NOI	$0.04	$0.10
Lease-Up NOI and other non-same store NOI	0.02	0.06
2019 and 2018 transaction activity impact on NOI	0.02	0.03
Interest expense	0.01	0.01
Other items, including corporate overhead [1]	(0.01)	(0.03)
Net	$0.08	$0.17

1 Corporate overhead includes property management and general and administrative expenses.

The Company has a glossary of defined terms and related reconciliations of Non-GAAP financial measures on pages 27 through 32 of this release. Reconciliations and definitions of FFO and Normalized FFO are provided on pages 7, 29 and 30 of this release and the Company has included guidance for 2019 Normalized FFO per share on page 26 and 2019 FFO per share and 2019 EPS on page 30 of this release.

Same Store Results

The following table shows the increases in same store results for the third quarter 2019 to third quarter 2018 comparison, which includes 75,290 apartment units, and for the nine months ended September 30, 2019 to nine months ended September 30, 2018 comparison, which includes 72,979 apartment units. The Company’s Physical Occupancy was 96.5% compared to 96.3% for the third quarter of 2019 and 2018, respectively, and 96.5% compared to 96.2% for the first nine months of 2019 and 2018, respectively.

	Third Quarter 2019 vs. Third Quarter 2018	September YTD 2019 vs. September YTD 2018
Revenues	3.4%	3.3%
Expenses	3.7%	3.8%
NOI	3.3%	3.0%

Investment Activity

The Company acquired four apartment properties during the third quarter of 2019, totaling 1,084 apartment units, for an aggregate purchase price of approximately $489.9 million at a weighted average Acquisition Capitalization Rate of 4.4%. The properties are located in Los Angeles, the San Francisco Bay Area and suburban Denver.

During the third quarter of 2019, the Company completed a 137 apartment unit property in Seattle and an 84 apartment unit property in Cambridge, MA.  Also during the quarter, the Company started a 200 apartment unit joint venture development property in the San Francisco Bay Area at a development cost of approximately

$117.8 million as well as a wholly-owned 154 apartment unit property in suburban Washington, D.C. that will be developed at a cost of approximately $75.3 million.

The Company sold seven properties during the third quarter of 2019, totaling 641 apartment units, for an aggregate sale price of approximately $303.9 million at a weighted average Disposition Yield of 4.7%, generating an Unlevered IRR of 7.6%. One of the properties is located in Arlington, VA and the other six are located in Berkeley, CA.

During the first nine months of 2019, the Company acquired ten properties, totaling 2,728 apartment units, for an aggregate purchase price of approximately $1.1 billion at a weighted average Acquisition Capitalization Rate of 4.6%.

During the first nine months of 2019, the Company sold nine wholly-owned properties, totaling 1,202 apartment units, for an aggregate sale price of approximately $706.7 million at a weighted average Disposition Yield of 4.5%, generating an Unlevered IRR of 8.0%. During the first nine months of 2019, the Company also sold two unconsolidated properties, totaling 945 apartment units, for an aggregate sale price of approximately $394.5 million at a weighted average Disposition Yield of 4.7%, received net proceeds of approximately $78.3 million and recognized a GAAP gain on sale of approximately $69.5 million from these sales.

Capital Markets Activity

On August 27, 2019, the Company issued $600.0 million of 10-year unsecured notes at a coupon rate of 2.5% and yield of 2.56%. After the effect of underwriters’ fees and other costs associated with the offering, the all-in effective yield of the notes is approximately 2.65%. As previously disclosed, on July 1, 2019 the Company paid off $950.0 million in secured and unsecured debt with a Weighted Average Rate of 4.62%.

Fourth Quarter 2019 Guidance

The Company has established guidance ranges for the fourth quarter of 2019 EPS, FFO per share and Normalized FFO per share as listed below:

Q4 2019 Guidance
EPS	$0.63 to $0.65
FFO per share	$0.87 to $0.89
Normalized FFO per share	$0.87 to $0.89

The difference between the third quarter 2019 actual EPS of $0.71 and the fourth quarter 2019 EPS guidance midpoint of $0.64 is due primarily to lower expected property sale gains and the items described below.

The difference between the third quarter 2019 actual FFO of $0.92 per share and the fourth quarter 2019 FFO guidance midpoint of $0.88 per share is due primarily to the items described below.

The difference between the third quarter 2019 actual Normalized FFO of $0.91 per share and the fourth quarter 2019 Normalized FFO guidance midpoint of $0.88 per share is due primarily to:

Positive/(Negative) Impact
Fourth Quarter 2019 vs. Third Quarter 2019
Same Store NOI	$(0.01)
2019 and 2018 transaction activity impact on NOI	(0.01)
Other items, including corporate overhead	(0.01)
Net	$(0.03)

Full Year 2019 Guidance

The Company has revised its guidance for its full year 2019 same store operating performance, EPS, FFO per share, Normalized FFO per share and transactions as listed below:

	Revised	Previous
Same Store:
Physical Occupancy	96.4%	96.4%
Revenue change	3.3%	3.1% to 3.5%
Expense change	3.8%	3.5% to 4.0%
NOI change	3.1%	2.7% to 3.5%

EPS	$2.45 to $2.47	$2.48 to $2.54
FFO per share	$3.40 to $3.42	$3.36 to $3.42
Normalized FFO per share	$3.46 to $3.48	$3.43 to $3.49

Transactions:
Consolidated rental acquisitions	$1.1 billion	$1.0 billion
Consolidated rental dispositions	$1.0 billion	$1.0 billion
Transaction Accretion (Dilution)	None	None

The change in the full year 2019 EPS guidance range is due primarily to higher expected depreciation expense and the items described below.

The change in the full year 2019 FFO per share guidance range is due primarily to the items described below.

The change in the full year 2019 Normalized FFO per share guidance range is due primarily to:

Positive/(Negative) Impact
Revised Full Year 2019 vs. Previous Full Year 2019
Property NOI	$0.01
Interest expense	0.01
Other items, including corporate overhead	(0.01)
Net	$0.01

Fourth Quarter and Full Year 2019 Earnings and Conference Call

Equity Residential expects to announce its fourth quarter and full year 2019 results on Tuesday, January 28, 2020 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, January 29, 2020.

About Equity Residential

Equity Residential is committed to creating communities where people thrive.  The Company, a member of the S&P 500, is focused on the acquisition, development and management of rental apartment properties located in urban and high-density suburban communities where today’s renters want to live, work and play.  Equity Residential owns or has investments in 308 properties consisting of 80,299 apartment units, primarily located in Boston, New York, Washington, D.C., Seattle, San Francisco, Southern California and Denver. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws.  These statements are based on current expectations, estimates, projections and assumptions made by management.  While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation.  Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the Company’s conference call discussing these results will take place tomorrow, Wednesday, October 23, 2019 at 10:00 a.m. CT.  Please visit the Investor section of the Company’s web site at www.equityapartments.com for the link.  A replay of the web cast will be available for two weeks at this site.

Equity Residential

Consolidated Statements of Operations

(Amounts in thousands except per share data)

(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2019	2018	2019	2018
REVENUES
Rental income	$2,016,796	$1,925,128	$685,120	$652,677
Fee and asset management	360	563	25	190
Total revenues	2,017,156	1,925,691	685,145	652,867

EXPENSES
Property and maintenance	338,497	322,487	114,966	110,541
Real estate taxes and insurance	270,434	268,784	87,546	87,388
Property management	72,705	69,175	21,940	22,247
General and administrative	41,127	41,420	11,417	12,640
Depreciation	616,201	583,869	211,478	194,618
Total expenses	1,338,964	1,285,735	447,347	427,434

Net gain (loss) on sales of real estate properties	269,400	256,834	130,565	114,672
Impairment	—	(702)	—	(702)

Operating income	947,592	896,088	368,363	339,403

Interest and other income	2,221	14,860	631	7,864
Other expenses	(11,205)	(14,871)	(2,813)	(7,661)
Interest:
Expense incurred, net	(289,776)	(321,454)	(85,936)	(111,219)
Amortization of deferred financing costs	(8,664)	(9,054)	(2,881)	(3,276)
Income before income and other taxes, income (loss) from investments in unconsolidated entities and net gain (loss) on sales of land parcels	640,168	565,569	277,364	225,111
Income and other tax (expense) benefit	(749)	(767)	(265)	(280)
Income (loss) from investments in unconsolidated entities	66,906	(2,993)	(1,152)	(985)
Net gain (loss) on sales of land parcels	2,077	995	1,899	—
Net income	708,402	562,804	277,846	223,846
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(25,339)	(20,517)	(9,910)	(8,159)
Partially Owned Properties	(2,450)	(1,939)	(830)	(750)
Net income attributable to controlling interests	680,613	540,348	267,106	214,937
Preferred distributions	(2,318)	(2,318)	(773)	(773)
Net income available to Common Shares	$678,295	$538,030	$266,333	$214,164

Earnings per share – basic:
Net income available to Common Shares	$1.83	$1.46	$0.72	$0.58
Weighted average Common Shares outstanding	370,227	367,920	370,768	368,028

Earnings per share – diluted:
Net income available to Common Shares	$1.82	$1.46	$0.71	$0.58
Weighted average Common Shares outstanding	386,177	383,433	386,896	383,884

Distributions declared per Common Share outstanding	$1.7025	$1.62	$0.5675	$0.54

Equity Residential

Consolidated Statements of Funds From Operations and Normalized Funds From Operations

(Amounts in thousands except per share data)

(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2019	2018	2019	2018
Net income	$708,402	$562,804	$277,846	$223,846
Net (income) loss attributable to Noncontrolling Interests – Partially Owned Properties	(2,450)	(1,939)	(830)	(750)
Preferred distributions	(2,318)	(2,318)	(773)	(773)
Net income available to Common Shares and Units	703,634	558,547	276,243	222,323

Adjustments:
Depreciation	616,201	583,869	211,478	194,618
Depreciation – Non-real estate additions	(4,235)	(3,397)	(1,932)	(1,137)
Depreciation – Partially Owned Properties	(2,700)	(2,837)	(898)	(904)
Depreciation – Unconsolidated Properties	2,385	3,447	613	1,150
Net (gain) loss on sales of unconsolidated entities - operating assets	(69,522)	—	—	—
Net (gain) loss on sales of real estate properties	(269,400)	(256,834)	(130,565)	(114,672)
Noncontrolling Interests share of gain (loss) on sales of real estate properties	—	(284)	—	—
Impairment – operating assets	—	702	—	702
FFO available to Common Shares and Units	976,363	883,213	354,939	302,080

Adjustments (see page 25 for additional detail):
Impairment – non-operating assets	—	—	—	—
Write-off of pursuit costs	4,098	3,125	1,111	1,059
Debt extinguishment and preferred share redemption (gains) losses	11,807	41,142	(4,840)	17,603
Non-operating asset (gains) losses	(1,200)	(255)	(1,452)	223
Other miscellaneous items	6,539	(2,608)	2,121	(1,138)
Normalized FFO available to Common Shares and Units	$997,607	$924,617	$351,879	$319,827

FFO	$978,681	$885,531	$355,712	$302,853
Preferred distributions	(2,318)	(2,318)	(773)	(773)
FFO available to Common Shares and Units	$976,363	$883,213	$354,939	$302,080
FFO per share and Unit – basic	$2.55	$2.32	$0.93	$0.79
FFO per share and Unit – diluted	$2.53	$2.30	$0.92	$0.79

Normalized FFO	$999,925	$926,935	$352,652	$320,600
Preferred distributions	(2,318)	(2,318)	(773)	(773)
Normalized FFO available to Common Shares and Units	$997,607	$924,617	$351,879	$319,827
Normalized FFO per share and Unit – basic	$2.60	$2.43	$0.92	$0.84
Normalized FFO per share and Unit – diluted	$2.58	$2.41	$0.91	$0.83

Weighted average Common Shares and Units outstanding – basic	383,142	380,791	383,709	380,912
Weighted average Common Shares and Units outstanding – diluted	386,177	383,433	386,896	383,884

Note: See page 25 for additional detail regarding the adjustments from FFO to Normalized FFO. See pages 27 through 32 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

Equity Residential

Consolidated Balance Sheets

(Amounts in thousands except for share amounts)

(Unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Land	$5,955,121	$5,875,803
Depreciable property	21,168,255	20,435,901
Projects under development	143,434	109,409
Land held for development	91,017	89,909
Investment in real estate	27,357,827	26,511,022
Accumulated depreciation	(7,171,876)	(6,696,281)
Investment in real estate, net	20,185,951	19,814,741
Investments in unconsolidated entities	52,474	58,349
Cash and cash equivalents	28,777	47,442
Restricted deposits	55,819	68,871
Right-of-use assets	481,044	—
Other assets	249,991	404,806
Total assets	$21,054,056	$20,394,209

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$1,962,471	$2,385,470
Notes, net	6,675,084	5,933,286
Line of credit and commercial paper	354,381	499,183
Accounts payable and accrued expenses	151,680	102,471
Accrued interest payable	73,747	62,622
Lease liabilities	333,312	—
Other liabilities	312,849	358,563
Security deposits	70,398	67,258
Distributions payable	218,136	206,601
Total liabilities	10,152,058	9,615,454

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	494,999	379,106
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 745,600 shares issued and outstanding as of September 30, 2019 and December 31, 2018	37,280	37,280
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 371,327,332 shares issued and outstanding as of September 30, 2019 and 369,405,161 shares issued and outstanding as of December 31, 2018	3,713	3,694
Paid in capital	8,917,312	8,935,453
Retained earnings	1,308,423	1,261,763
Accumulated other comprehensive income (loss)	(84,092)	(64,986)
Total shareholders’ equity	10,182,636	10,173,204
Noncontrolling Interests:
Operating Partnership	226,065	228,738
Partially Owned Properties	(1,702)	(2,293)
Total Noncontrolling Interests	224,363	226,445
Total equity	10,406,999	10,399,649
Total liabilities and equity	$21,054,056	$20,394,209

Equity Residential Portfolio Summary As of September 30, 2019

			% of Stabilized	Average
		Apartment	Budgeted	Rental
Markets/Metro Areas	Properties	Units	NOI	Rate

Los Angeles	72	16,603	18.9%	$2,627
Orange County	13	4,028	4.3%	2,276
San Diego	12	3,385	3.8%	2,437
Subtotal – Southern California	97	24,016	27.0%	2,541

San Francisco	51	13,606	20.6%	3,322
Washington DC	49	16,129	16.8%	2,451
New York	37	9,606	14.5%	3,944
Seattle	43	8,752	9.8%	2,446
Boston	25	6,430	9.8%	3,168
Denver	5	1,624	1.5%	2,071
Other Markets	1	136	—%	1,288

Total	308	80,299	100.0%	$2,852

	Properties	Apartment Units

Wholly Owned Properties	290	76,602
Master-Leased Properties – Consolidated	1	162
Partially Owned Properties – Consolidated	17	3,535

	308	80,299

Note:  Projects under development are not included in the Portfolio Summary until construction has been completed.

3rd Quarter 2019 Earnings Release	9

Equity Residential

Portfolio Rollforward Q3 2019

($ in thousands)

		Properties	Apartment Units	Purchase Price	Acquisition Cap Rate

	6/30/2019	309	79,624

Acquisitions:
Consolidated:
Rental Properties		4	1,084	$489,930	4.4%
Land Parcels		—	—	$3,600

				Sales Price	Disposition Yield

Dispositions:
Consolidated Rental Properties		(7)	(641)	$(303,925)	(4.7%)
Land Parcels		—	—	$(1,900)

Completed Developments – Consolidated		2	221
Configuration Changes		—	11

	9/30/2019	308	80,299

Portfolio Rollforward 2019

($ in thousands)

		Properties	Apartment Units	Purchase Price	Acquisition Cap Rate

	12/31/2018	307	79,482

Acquisitions:
Consolidated:
Rental Properties		8	2,142	$922,080	4.6%
Rental Properties – Not Stabilized (A)		2	586	$202,500	4.8%
Land Parcels		—	—	$19,832

				Sales Price	Disposition Yield

Dispositions:
Consolidated:
Rental Properties		(9)	(1,202)	$(706,675)	(4.5%)
Land Parcels		—	—	$(1,900)
Unconsolidated:
Rental Properties (B)		(2)	(945)	$(394,500)	(4.7%)

Completed Developments – Consolidated		2	221
Configuration Changes		—	15

	9/30/2019	308	80,299

(A)

The Company acquired two properties in the Denver market in the nine months ended September 30, 2019 that are in the final stages of completing lease-up and are expected to stabilize in the second year of ownership at the Acquisition Cap Rate listed above.

(B)

The Company owned a 20% interest in unconsolidated rental properties located in San Jose, CA and South Florida.  Sales price listed is the gross sales price.  The Company received net sales proceeds of approximately $78.3 million and recognized a GAAP gain on sale of approximately $69.5 million.

3rd Quarter 2019 Earnings Release	10

Equity Residential

Third Quarter 2019 vs. Third Quarter 2018

Same Store Results/Statistics for 75,290 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Q3 2019	$649,712	$196,520	$453,192	$2,870	96.5%	15.9%
Q3 2018	$628,454	$189,582	$438,872	$2,782	96.3%	16.2%

Change	$21,258	$6,938	$14,320	$88	0.2%	(0.3%)

Change	3.4%	3.7%	3.3%	3.2%

Third Quarter 2019 vs. Second Quarter 2019

Same Store Results/Statistics for 77,544 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Q3 2019	$667,190	$201,658	$465,532	$2,862	96.5%	16.0%
Q2 2019	$657,805	$195,349	$462,456	$2,822	96.5%	13.1%

Change	$9,385	$6,309	$3,076	$40	0.0%	2.9%

Change	1.4%	3.2%	0.7%	1.4%

September YTD 2019 vs. September YTD 2018

Same Store Results/Statistics for 72,979 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

YTD 2019	$1,857,679	$559,793	$1,297,886	$2,823	96.5%	38.9%
YTD 2018	$1,798,638	$539,070	$1,259,568	$2,743	96.2%	40.7%

Change	$59,041	$20,723	$38,318	$80	0.3%	(1.8%)

Change	3.3%	3.8%	3.0%	2.9%

Note:  See page 30 for reconciliations from operating income.

3rd Quarter 2019 Earnings Release	11

Equity Residential Third Quarter 2019 vs. Third Quarter 2018 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
Markets/Metro Areas	Apartment Units	Q3 2019 % of Actual NOI	Q3 2019 Average Rental Rate	Q3 2019 Weighted Average Physical Occupancy %	Q3 2019 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles	15,968	18.9%	$2,623	96.6%	16.7%	3.1%	5.7%	2.0%	3.4%	(0.1%)	(0.4%)
Orange County	4,028	4.5%	2,276	96.6%	17.3%	4.0%	2.9%	4.4%	3.5%	0.4%	0.4%
San Diego	3,385	3.9%	2,437	96.6%	18.5%	3.7%	3.4%	3.7%	3.8%	(0.1%)	0.4%
Subtotal – Southern California	23,381	27.3%	2,537	96.6%	17.1%	3.3%	5.0%	2.6%	3.5%	0.0%	(0.2%)

San Francisco	13,082	21.1%	3,322	95.8%	16.1%	4.1%	3.3%	4.4%	3.9%	0.0%	0.1%
Washington DC	15,379	17.0%	2,456	96.7%	16.2%	2.5%	0.7%	3.3%	2.3%	0.4%	(0.6%)
New York	9,475	15.2%	3,949	96.9%	13.2%	2.6%	7.0%	(0.3%)	2.6%	0.1%	0.2%
Seattle	7,963	9.8%	2,436	96.5%	15.0%	4.0%	0.2%	5.5%	2.9%	0.9%	(0.7%)
Boston	5,874	9.5%	3,162	96.4%	16.0%	4.6%	0.7%	6.2%	3.5%	0.7%	(1.3%)
Other Markets	136	0.1%	1,288	98.5%	14.0%	7.3%	2.3%	9.8%	7.2%	0.0%	1.5%

Total	75,290	100.0%	$2,870	96.5%	15.9%	3.4%	3.7%	3.3%	3.2%	0.2%	(0.3%)

3rd Quarter 2019 Earnings Release	12

Equity Residential Third Quarter 2019 vs. Second Quarter 2019 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
Markets/Metro Areas	Apartment Units	Q3 2019 % of Actual NOI	Q3 2019 Average Rental Rate	Q3 2019 Weighted Average Physical Occupancy %	Q3 2019 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles	15,968	18.4%	$2,623	96.6%	16.7%	1.1%	2.5%	0.5%	1.0%	0.3%	2.6%
Orange County	4,028	4.4%	2,276	96.6%	17.3%	2.2%	6.4%	1.0%	2.0%	0.2%	3.6%
San Diego	3,385	3.8%	2,437	96.6%	18.5%	1.5%	8.2%	(0.8%)	1.8%	(0.1%)	4.2%
Subtotal – Southern California	23,381	26.6%	2,537	96.6%	17.1%	1.3%	3.7%	0.4%	1.2%	0.2%	3.0%

San Francisco	13,082	20.5%	3,322	95.8%	16.1%	1.3%	4.6%	0.3%	1.4%	(0.3%)	2.9%
Washington DC	15,379	16.5%	2,456	96.7%	16.2%	1.1%	4.6%	(0.5%)	1.2%	(0.1%)	4.2%
New York	9,606	15.1%	3,944	96.9%	13.3%	1.1%	2.8%	0.0%	1.4%	(0.2%)	3.0%
Seattle	8,614	10.3%	2,444	96.5%	15.1%	2.6%	(0.7%)	3.9%	2.5%	(0.1%)	0.0%
Boston	6,346	9.9%	3,168	96.4%	16.4%	2.1%	2.6%	1.8%	1.8%	0.0%	4.0%
Other Markets	1,136	1.1%	2,088	96.1%	20.2%	0.5%	(2.3%)	1.6%	0.2%	0.1%	3.7%

Total	77,544	100.0%	$2,862	96.5%	16.0%	1.4%	3.2%	0.7%	1.4%	0.0%	2.9%

3rd Quarter 2019 Earnings Release	13

Equity Residential September YTD 2019 vs. September YTD 2018 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year
Markets/Metro Areas	Apartment Units	Sept. YTD 19 % of Actual NOI	Sept. YTD 19 Average Rental Rate	Sept. YTD 19 Weighted Average Physical Occupancy %	Sept. YTD 19 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles	15,371	19.1%	$2,604	96.4%	42.4%	4.1%	6.7%	3.1%	3.9%	0.2%	(2.2%)
Orange County	4,028	4.6%	2,241	96.4%	41.4%	3.9%	0.8%	4.9%	3.4%	0.3%	(0.7%)
San Diego	3,385	4.1%	2,401	96.5%	44.8%	3.6%	3.0%	3.8%	3.4%	0.2%	(1.9%)
Subtotal – Southern California	22,784	27.8%	2,510	96.4%	42.6%	4.0%	5.4%	3.5%	3.8%	0.2%	(1.9%)

San Francisco	12,633	21.0%	3,241	96.2%	38.9%	3.9%	3.0%	4.1%	3.8%	0.0%	(1.0%)
Washington DC	15,379	17.6%	2,426	96.7%	36.6%	2.3%	1.4%	2.7%	2.0%	0.5%	(2.8%)
New York	9,235	15.3%	3,916	96.8%	31.4%	2.5%	6.8%	(0.3%)	2.0%	0.3%	0.4%
Boston	5,714	9.5%	3,096	96.2%	37.7%	3.8%	2.6%	4.3%	3.2%	0.3%	(2.1%)
Seattle	7,098	8.7%	2,337	96.5%	42.3%	2.9%	(1.3%)	4.6%	1.9%	0.8%	(3.1%)
Other Markets	136	0.1%	1,286	98.8%	47.8%	7.4%	8.2%	6.9%	7.3%	0.1%	2.2%

Total	72,979	100.0%	$2,823	96.5%	38.9%	3.3%	3.8%	3.0%	2.9%	0.3%	(1.8%)

3rd Quarter 2019 Earnings Release	14

Equity Residential Same Store Lease Pricing Statistics by Market For 72,979 Same Store Apartment Units

	New Lease Change (1)		Renewal Rate Achieved (1)
Markets/Metro Areas	Q3 2019	Q3 2018	Q3 2019	Q3 2018

Los Angeles (2)	(0.2%)	2.5%	5.4%	6.4%
Orange County	(0.2%)	0.2%	5.5%	5.8%
San Diego	(0.8%)	2.0%	5.7%	6.4%
Subtotal – Southern California	(0.3%)	2.1%	5.4%	6.3%

San Francisco	(0.1%)	1.0%	5.3%	5.3%
Washington DC	2.7%	0.5%	4.5%	4.5%
New York	2.2%	0.6%	3.7%	3.4%
Boston	3.2%	2.3%	5.5%	5.1%
Seattle	3.2%	(0.5%)	6.6%	5.9%

Total	1.2%	1.2%	5.0%	5.0%

(1)	See Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms for the definitions of non-GAAP financial measures and other terms.

(2)

The Company’s Q3 2019 New Lease Change in Los Angeles was negatively impacted by temporary governmental restrictions put in place in connection with the wildfire emergency.  As a result of these restrictions, the Company was not offering premium short term leases in this market during the period.

3rd Quarter 2019 Earnings Release	15

Equity Residential

Third Quarter 2019 vs. Third Quarter 2018

Same Store Operating Expenses for 75,290 Same Store Apartment Units

$ in thousands

	Actual Q3 2019	Actual Q3 2018	$ Change (1)	% Change	% of Actual Q3 2019 Operating Expenses

Real estate taxes	$82,685	$79,339	$3,346	4.2%	42.1%
On-site payroll	42,439	41,335	1,104	2.7%	21.6%
Utilities	26,829	25,804	1,025	4.0%	13.6%
Repairs and maintenance	25,723	25,443	280	1.1%	13.1%
Insurance	5,423	4,957	466	9.4%	2.8%
Leasing and advertising	2,776	2,819	(43)	(1.5%)	1.4%
Other on-site operating expenses	10,645	9,885	760	7.7%	5.4%

Same store operating expenses (2)	$196,520	$189,582	$6,938	3.7%	100.0%

September YTD 2019 vs. September YTD 2018

Same Store Operating Expenses for 72,979 Same Store Apartment Units

$ in thousands

	Actual YTD 2019	Actual YTD 2018	$ Change (1)	% Change	% of Actual YTD 2019 Operating Expenses

Real estate taxes	$237,273	$228,971	$8,302	3.6%	42.4%
On-site payroll	121,739	117,869	3,870	3.3%	21.8%
Utilities	74,534	72,717	1,817	2.5%	13.3%
Repairs and maintenance	71,835	69,589	2,246	3.2%	12.8%
Insurance	15,778	14,351	1,427	9.9%	2.8%
Leasing and advertising	7,352	7,460	(108)	(1.4%)	1.3%
Other on-site operating expenses	31,282	28,113	3,169	11.3%	5.6%
		—
Same store operating expenses (2)	$559,793	$539,070	$20,723	3.8%	100.0%

(1)	Both quarter over quarter and YTD over YTD changes (unless otherwise noted) are due primarily to:

Real estate taxes – Increase slightly above most recent expectations due primarily to anticipated delays in receiving recoveries from appeals activity.

On-site payroll – Increase below expectations.  Payroll pressures continue but were somewhat offset by lower than expected employee benefit related costs.

Utilities – Quarter over quarter growth slightly higher than expected but in line with expectations for the year.

Insurance – Increase due to higher premiums on property insurance renewal due to challenging conditions in the insurance market.

Other on-site operating expenses – Increase primarily driven by higher ground lease costs due to a contractual revaluation at one property along with higher association fees.

(2)	See Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms for the definitions of non-GAAP financial measures and other terms.

3rd Quarter 2019 Earnings Release	16

Equity Residential

Debt Summary as of September 30, 2019

($ in thousands)

	Debt Balances (1)	% of Total	Weighted Average Rates (1)	Weighted Average Maturities (years)

Secured	$1,962,471	21.8%	3.90%	6.7
Unsecured	7,029,465	78.2%	4.14%	9.6

Total	$8,991,936	100.0%	4.07%	9.0
Fixed Rate Debt:
Secured – Conventional	$1,576,040	17.5%	4.34%	4.5
Unsecured – Public	6,675,084	74.3%	4.30%	10.1

Fixed Rate Debt	8,251,124	91.8%	4.31%	9.1

Floating Rate Debt:
Secured – Conventional	6,932	0.1%	3.04%	2.7
Secured – Tax Exempt	379,499	4.2%	2.00%	15.4
Unsecured – Public	—	—	3.34%	—
Unsecured – Revolving Credit Facility	—	—	3.14%	2.3
Unsecured – Commercial Paper Program (2)	354,381	3.9%	2.61%	—

Floating Rate Debt	740,812	8.2%	2.63%	8.1

Total	$8,991,936	100.0%	4.07%	9.0

(1)	See Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms for additional details about Debt Balances and Weighted Average Rates.
(2)

At September 30, 2019, the weighted average maturity of commercial paper outstanding was 28 days.  The weighted average amount outstanding for the nine months ended September 30, 2019 was approximately $384.7 million.

Note: The Company capitalized interest of approximately $4.8 million and $4.5 million during the nine months ended September 30, 2019 and 2018, respectively.  The Company capitalized interest of approximately $2.1 million and $1.6 million during the quarters ended September 30, 2019 and 2018, respectively.

3rd Quarter 2019 Earnings Release	17

Equity Residential

Debt Maturity Schedule as of September 30, 2019

($ in thousands)

Year	Fixed Rate	Floating Rate		Total	% of Total	Weighted Average Coupons on Fixed Rate Debt (1)	Weighted Average Coupons on Total Debt (1)

2019	$1,925	$375,000	(2)	$376,925	4.2%	3.40%	2.31%
2020	627,541	—		627,541	6.9%	4.74%	4.74%
2021	926,404	—		926,404	10.2%	4.64%	4.64%
2022	264,185	7,593		271,778	3.0%	3.25%	3.23%
2023	1,325,588	3,500		1,329,088	14.6%	3.74%	3.73%
2024	—	6,100		6,100	0.1%	N/A	1.64%
2025	450,000	8,200		458,200	5.0%	3.38%	3.34%
2026	592,025	9,000		601,025	6.6%	3.58%	3.55%
2027	400,000	9,800		409,800	4.5%	3.25%	3.21%
2028	900,000	42,380		942,380	10.4%	3.79%	3.69%
2029+	2,838,970	299,635		3,138,605	34.5%	3.65%	3.46%
Subtotal	8,326,638	761,208		9,087,846	100.0%	3.82%	3.67%
Deferred Financing Costs and Unamortized (Discount)	(75,514)	(20,396)		(95,910)	N/A	N/A	N/A

Total	$8,251,124	$740,812		$8,991,936	100.0%	3.82%	3.67%

(1)	See Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms for additional details about Weighted Average Coupons.
(2)	Includes $355.0 million in principal outstanding on the Company’s commercial paper program.

3rd Quarter 2019 Earnings Release	18

Equity Residential

Selected Unsecured Public Debt Covenants

	September 30,	June 30,
	2019	2019
Debt to Adjusted Total Assets (not to exceed 60%)	33.9%	34.5%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	8.3%	10.5%

Consolidated Income Available for Debt Service to Maximum Annual Service Charges (must be at least 1.5 to 1)	4.75	4.40

Total Unencumbered Assets to Unsecured Debt (must be at least 125%)	385.3%	390.5%

Note: These selected covenants represent the most restrictive financial covenants relating to ERP Operating Limited Partnership's ("ERPOP") outstanding public debt securities.  Equity Residential is the general partner of ERPOP.

Selected Credit Ratios

	September 30,	June 30,
	2019	2019
Total debt to Normalized EBITDAre	5.22x	5.40x

Net debt to Normalized EBITDAre	5.20x	5.24x

Unencumbered NOI as a % of total NOI	86.9%	81.8%

Note: See page 24 for the Normalized EBITDAre reconciliations.

3rd Quarter 2019 Earnings Release	19

Equity Residential

Capital Structure as of September 30, 2019

(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$1,962,471	21.8%
Unsecured Debt			7,029,465	78.2%

Total Debt			8,991,936	100.0%	21.3%

Common Shares (includes Restricted Shares)	371,327,332	96.4%
Units (includes OP Units and Restricted Units)	13,749,690	3.6%

Total Shares and Units	385,077,022	100.0%
Common Share Price at September 30, 2019	$86.26
			33,216,744	99.9%
Perpetual Preferred Equity (see below)			37,280	0.1%

Total Equity			33,254,024	100.0%	78.7%

Total Market Capitalization			$42,245,960		100.0%

Perpetual Preferred Equity as of September 30, 2019

(Amounts in thousands except for share and per share amounts)

Series	Call Date	Outstanding Shares	Liquidation Value	Annual Dividend Per Share	Annual Dividend Amount
Preferred Shares:
8.29% Series K	12/10/26	745,600	$37,280	$4.145	$3,091

3rd Quarter 2019 Earnings Release	20

Equity Residential Common Share and Unit Weighted Average Amounts Outstanding

	Sept. YTD 2019	Sept. YTD 2018	Q3 2019	Q3 2018

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	370,226,966	367,920,066	370,767,761	368,027,460
Shares issuable from assumed conversion/vesting of:
- OP Units	12,915,512	12,870,672	12,941,406	12,884,106
- long-term compensation shares/units	3,034,089	2,642,057	3,186,671	2,972,021

Total Common Shares and Units - diluted	386,176,567	383,432,795	386,895,838	383,883,587

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	370,226,966	367,920,066	370,767,761	368,027,460
OP Units - basic	12,915,512	12,870,672	12,941,406	12,884,106

Total Common Shares and OP Units - basic	383,142,478	380,790,738	383,709,167	380,911,566
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	3,034,089	2,642,057	3,186,671	2,972,021

Total Common Shares and Units - diluted	386,176,567	383,432,795	386,895,838	383,883,587

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	371,327,332	368,409,586
Units (includes OP Units and Restricted Units)	13,749,690	14,023,002

Total Shares and Units	385,077,022	382,432,588

3rd Quarter 2019 Earnings Release	21

Equity Residential Development and Lease-Up Projects as of September 30, 2019 (Amounts in thousands except for project and apartment unit amounts)

			Total	Total	Total Book
		No. of	Budgeted	Book	Value Not			Estimated/Actual
		Apartment	Capital	Value	Placed in	Total	Percentage	Initial	Completion	Stabilization	Percentage	Percentage
Projects	Location	Units	Cost	to Date	Service	Debt	Completed	Occupancy	Date	Date	Leased	Occupied

Projects Under Development - Wholly Owned:
Alcott Apartments (fka West End Tower)	Boston, MA	470	$409,749	$110,026	$110,026	$—	24%	Q2 2021	Q3 2021	Q1 2023	—	—
4885 Edgemoor Lane (A)	Bethesda, MD	154	75,271	8,080	8,080	—	1%	Q3 2021	Q3 2021	Q3 2022	—	—

Projects Under Development - Wholly Owned		624	485,020	118,106	118,106	—

Projects Under Development - Partially Owned:
Aero Apartments (B)	Alameda, CA	200	117,794	25,328	25,328	6,931	4%	Q4 2020	Q2 2021	Q2 2022	—	—

Projects Under Development - Partially Owned		200	117,794	25,328	25,328	6,931

Projects Under Development		824	602,814	143,434	143,434	6,931

Completed Not Stabilized (C):
100K Apartments	Washington DC	222	86,023	85,223	—	—		Q3 2018	Q4 2018	Q4 2019	96%	95%
Lofts at Kendall Square II (fka 249 Third Street)	Cambridge, MA	84	51,447	43,008	—	—		Q3 2019	Q3 2019	Q2 2020	74%	68%
Chloe on Madison (fka 1401 E. Madison)	Seattle, WA	137	65,341	59,670	—	—		Q3 2019	Q3 2019	Q2 2020	46%	5%

Projects Completed Not Stabilized		443	202,811	187,901	—	—

Total Development Projects		1,267	$805,625	$331,335	$143,434	$6,931

Land Held for Development		N/A	N/A	$91,017	$91,017	$—

NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS							Total Budgeted Capital Cost	Q3 2019 NOI
Projects Under Development							$602,814	$—
Completed Not Stabilized							202,811	1,131
Total Development NOI Contribution							$805,625	$1,131

(A)	4885 Edgemoor Lane – The land under this project is subject to a long-term ground lease. This project is adjacent to an existing apartment property owned by the Company.

(B)

Aero Apartments – This development project is owned 90% by the Company and 10% by a third party partner in a joint venture consolidated by the Company.  Construction is being partially funded with a construction loan that is non-recourse to the Company.  The joint venture partner has funded $4.6 million for its allocated share of the project equity and serves as the developer of the project.

(C)

Properties included here are substantially complete.  However, they may still require additional exterior and interior work for all apartment units to be available for leasing.  All of these properties are wholly owned by the Company.

3rd Quarter 2019 Earnings Release	22

Equity Residential Capital Expenditures to Real Estate For the Nine Months Ended September 30, 2019 (Amounts in thousands except for apartment unit and per apartment unit amounts)

	Same Store Properties	Non-Same Store Properties/Other	Total	Same Store Avg. Per Apartment Unit

Total Apartment Units	72,979	7,320	80,299

Building Improvements	$64,478	$4,976	$69,454	$884

Renovation Expenditures (1)	27,153	2,426	29,579	372

Replacements	28,280	1,022	29,302	387

Capital Expenditures to Real Estate (2)	$119,911	$8,424	$128,335	$1,643

(1)	Renovation Expenditures on 1,790 same store apartment units for the nine months ended September 30, 2019 approximated $15,195 per apartment unit renovated.

(2)	See Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms for additional details about Capital Expenditures to Real Estate.

3rd Quarter 2019 Earnings Release	23

Equity Residential Normalized EBITDAre Reconciliations (Amounts in thousands)

Normalized EBITDAre Reconciliations for Page 19

	Trailing Twelve Months		2019			2018
	September 30, 2019	June 30, 2019	Q3	Q2	Q1	Q4	Q3
Net income	$830,790	$776,790	$277,846	$321,299	$109,257	$122,388	$223,846
Interest expense incurred, net	381,682	406,965	85,936	108,902	94,938	91,906	111,219
Amortization of deferred financing costs	10,920	11,315	2,881	3,647	2,136	2,256	3,276
Amortization of above/below market lease intangibles	4,392	4,392	1,098	1,098	1,098	1,098	1,098
Depreciation	818,057	801,197	211,478	200,508	204,215	201,856	194,618
Income and other tax expense (benefit)	860	875	265	246	238	111	280

EBITDA	2,046,701	2,001,534	579,504	635,700	411,882	419,615	534,337

Net (gain) loss on sales of real estate properties	(269,376)	(253,483)	(130,565)	(138,856)	21	24	(114,672)
Net (gain) loss on sales of unconsolidated entities - operating assets	(69,522)	(69,522)	—	(69,522)	—	—	—
Impairment – operating assets	—	702	—	—	—	—	702

EBITDAre	1,707,803	1,679,231	448,939	427,322	411,903	419,639	420,367

Write-off of pursuit costs (other expenses)	5,423	5,371	1,111	1,539	1,448	1,325	1,059
(Income) loss from investments in unconsolidated entities - operations	3,290	3,123	1,152	757	707	674	985
Net (gain) loss on sales of land parcels	(2,069)	(170)	(1,899)	(177)	(1)	8	—
Insurance/litigation settlement or reserve income (interest and other income)	(383)	(7,783)	—	(383)	—	—	(7,400)
Insurance/litigation/environmental settlement or reserve expense (other expenses)	1,743	5,927	18	1,701	250	(226)	4,202
Advocacy contributions (other expenses)	876	2,963	5	200	—	671	2,092
Data analytics project (other expenses)	4,581	3,170	1,416	1,408	1,375	382	5
Other	549	(170)	682	(83)	(50)	—	(37)

Normalized EBITDAre	$1,721,813	$1,691,662	$451,424	$432,284	$415,632	$422,473	$421,273

Balance Sheet Items:	September 30, 2019	June 30, 2019

Total debt	$8,991,936	$9,130,421
Cash and cash equivalents	(28,777)	(251,273)
Mortgage principal reserves/sinking funds	(8,758)	(7,898)
Net debt	$8,954,401	$8,871,250

Note:

EBITDA, EBITDAre and Normalized EBITDAre do not include any adjustments for the Company’s share of partially owned unconsolidated entities or the minority partner’s share of partially owned consolidated entities due to the immaterial size of the Company’s partially owned portfolio.

3rd Quarter 2019 Earnings Release	24

Equity Residential
Adjustments from FFO to Normalized FFO
(Amounts in thousands)

	Nine Months Ended September 30,			Quarter Ended September 30,
	2019	2018	Variance	2019	2018	Variance

Impairment – non-operating assets	$—	$—	$—	$—	$—	$—

Write-off of pursuit costs (other expenses)	4,098	3,125	973	1,111	1,059	52

Prepayment premiums/penalties (interest expense)	3,381	22,110	(18,729)	3,381	—	3,381
Write-off of unamortized deferred financing costs (interest expense)	2,273	2,764	(491)	767	1,184	(417)
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	6,153	16,268	(10,115)	(8,988)	16,419	(25,407)
Debt extinguishment and preferred share redemption (gains) losses	11,807	41,142	(29,335)	(4,840)	17,603	(22,443)

Net (gain) loss on sales of land parcels	(2,077)	(995)	(1,082)	(1,899)	—	(1,899)
(Income) loss from investments in unconsolidated entities ─ non-operating assets	877	740	137	447	223	224
Non-operating asset (gains) losses	(1,200)	(255)	(945)	(1,452)	223	(1,675)

Insurance/litigation settlement or reserve income (interest and other income)	(383)	(13,286)	12,903	—	(7,400)	7,400
Insurance/litigation/environmental settlement or reserve expense (other expenses)	1,969	7,088	(5,119)	18	4,202	(4,184)
Advocacy contributions (other expenses)	205	3,735	(3,530)	5	2,092	(2,087)
Data analytics project (other expenses)	4,199	128	4,071	1,416	5	1,411
Other	549	(273)	822	682	(37)	719
Other miscellaneous items	6,539	(2,608)	9,147	2,121	(1,138)	3,259

Adjustments from FFO to Normalized FFO	$21,244	$41,404	$(20,160)	$(3,060)	$17,747	$(20,807)

Note: See pages 27 through 32 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

3rd Quarter 2019 Earnings Release	25

Equity Residential Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking.  All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties and the write-off of pursuit costs, are not included in the estimates provided on this page. See pages 27 through 32 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

	Q4 2019	Revised Full Year 2019	Previous Full Year 2019

2019 Normalized FFO Guidance (per share diluted)

Expected Normalized FFO Per Share	$0.87 to $0.89	$3.46 to $3.48	$3.43 to $3.49

2019 Same Store Assumptions

Physical Occupancy		96.4%	96.4%
Revenue change		3.3%	3.1% to 3.5%
Expense change		3.8%	3.5% to 4.0%
NOI change (1)		3.1%	2.7% to 3.5%

2019 Transaction Assumptions

Consolidated rental acquisitions		$1.1B	$1.0B
Consolidated rental dispositions		$1.0B	$1.0B
Transaction Accretion (Dilution)		None	None

2019 Debt Assumptions (2)

Weighted average debt outstanding		$8.95B to $9.05B	$8.9B to $9.1B
Weighted average interest rate (reduced for capitalized interest)		4.11%	4.14%
Interest expense, net (on a Normalized FFO basis)		$367.8M to $372.0M	$368.5M to $376.7M
Capitalized interest		$7.0M	$7.0M to $8.0M

2019 Capital Expenditures to Real Estate Assumptions for Same Store Properties (3)

Capital Expenditures to Real Estate for Same Store Properties		$175.0M	$190.0M
Capital Expenditures to Real Estate per Same Store Apartment Unit		$2,400	$2,600

2019 Other Guidance Assumptions

Property management expense		$97.0M to $99.0M	$97.0M to $99.0M
General and administrative expense		$52.0M to $54.0M	$52.0M to $54.0M
Interest and other income		$2.0M	$1.8M
Income and other tax expense		$1.0M	$0.9M
Debt offerings		$1.5B	$888.1M
Equity ATM share offerings		No amounts budgeted	No amounts budgeted
Preferred share offerings		No amounts budgeted	No amounts budgeted
Weighted average Common Shares and Units - Diluted		386.6M	386.2M

(1)	Approximately 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO per share/Normalized FFO per share.
(2)

All 2019 debt assumptions are shown on a Normalized FFO basis and therefore exclude an approximately $12.4 million impact from anticipated debt extinguishment costs in connection with all planned debt repayment activities in 2019, of which $3.4 million represents cash prepayment penalties and $9.0 million represents non-cash write-offs of unamortized debt discounts and deferred financing costs.

(3)

During 2019, the Company expects to spend approximately $37.2 million for apartment unit Renovation Expenditures on approximately 2,400 same store apartment units at an average cost of approximately $15,500 per apartment unit renovated, which is included in the Capital Expenditures to Real Estate assumptions noted above.

3rd Quarter 2019 Earnings Release	26

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

This Earnings Release and Supplemental Financial Information includes certain non-GAAP financial measures and other terms that management believes are helpful in understanding our business.  The definitions and calculations of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other real estate investment trusts (“REIT”) and, accordingly, may not be comparable.  These non-GAAP financial measures should not be considered as an alternative to net earnings or any other measurement of performance computed in accordance with accounting principles generally accepted in the United States (“GAAP”) or as an alternative to cash flows from specific operating, investing or financing activities.  Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Acquisition Capitalization Rate or Cap Rate – NOI that the Company anticipates receiving in the next 12 months (or the year two or three stabilized NOI for properties that are in lease-up at acquisition) less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross purchase price of the asset.  The weighted average Acquisition Cap Rate for acquired properties is weighted based on the projected NOI streams and the relative purchase price for each respective property.

Average Rental Rate – Total residential rental revenues reflected on a straight-line basis in accordance with GAAP divided by the weighted average occupied apartment units for the reporting period presented.

Capital Expenditures to Real Estate:

Building Improvements – Includes roof replacement, paving, building mechanical equipment systems, exterior siding and painting, major landscaping, furniture, fixtures and equipment for amenities and common areas, vehicles and office and maintenance equipment.

Renovation Expenditures – Apartment unit renovation costs (primarily kitchens and baths) designed to reposition these units for higher rental levels in their respective markets.

Replacements – Includes appliances, mechanical equipment, fixtures and flooring (including hardwood and carpeting).

Debt Balances:

Commercial Paper Program – The Company may borrow up to a maximum of $500.0 million under its commercial paper program subject to market conditions.  The notes bear interest at various floating rates.

Revolving Credit Facility – The Company’s $2.0 billion unsecured revolving credit facility matures January 10, 2022.  The interest rate on advances under the facility will generally be LIBOR plus a spread (currently 0.825%), or based on bids received from the lending group, and an annual facility fee (currently 0.125%).  Both the spread and the facility fee are dependent on the Company’s senior unsecured credit rating.  In addition, the Company limits its utilization of the facility in order to maintain liquidity to support its $500.0 million commercial paper program along with certain other obligations.  The following table presents the availability on the Company’s unsecured revolving credit facility:

September 30, 2019
Unsecured revolving credit facility commitment	$2,000,000

Commercial paper balance outstanding	(355,000)

Unsecured revolving credit facility balance outstanding	—

Other restricted amounts	(100,929)

Unsecured revolving credit facility availability	$1,544,071

Debt Covenant Compliance – Our unsecured debt includes certain financial and operating covenants including, among other things, maintenance of certain financial ratios.  These provisions are contained in the indentures applicable to each notes payable or the credit agreement for our line of credit.  The Debt Covenant Compliance ratios that are provided show the Company's compliance with certain covenants governing our public unsecured debt.  These covenants generally reflect our most restrictive financial covenants.  The Company was in compliance with its unsecured debt covenants for all periods presented.

3rd Quarter 2019 Earnings Release	27

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

Development Yield – NOI that the Company anticipates receiving in the next 12 months following stabilization less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $50-$150 per apartment unit depending on the type of asset) divided by the Total Budgeted Capital Cost of the asset.  The weighted average Development Yield for development properties is weighted based on the projected NOI streams and the relative Total Budgeted Capital Cost for each respective property.

Disposition Yield – NOI that the Company anticipates giving up in the next 12 months less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross sales price of the asset.  The weighted average Disposition Yield for sold properties is weighted based on the projected NOI streams and the relative sales price for each respective property

Earnings Per Share ("EPS") – Net income per share calculated in accordance with GAAP.  Expected EPS is calculated on a basis consistent with actual EPS.  Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

EBITDA for Real Estate and Normalized EBITDA for Real Estate:

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) – The National Association of Real Estate Investment Trusts (“Nareit”) defines EBITDAre (September 2017 White Paper) as net income (computed in accordance with GAAP) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Normalized Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Normalized EBITDAre”) – Represents net income (computed in accordance with GAAP) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for non-comparable items.  Normalized EBITDAre, total debt to Normalized EBITDAre and net debt to Normalized EBITDAre are important metrics in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Normalized EBITDAre, total debt to Normalized EBITDAre, and net debt to Normalized EBITDAre are useful to investors, creditors and rating agencies because they allow investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

Economic Gain (Loss) – Economic Gain (Loss) is calculated as the net gain (loss) on sales of real estate properties in accordance with GAAP, excluding accumulated depreciation.  The Company generally considers Economic Gain (Loss) to be an appropriate supplemental measure to net gain (loss) on sales of real estate properties in accordance with GAAP because it is one indication of the gross value created by the Company's acquisition, development, renovation, management and ultimate sale of a property and because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold property.  The following table presents a reconciliation of net gain (loss) on sales of real estate properties in accordance with GAAP to Economic Gain (Loss):

	Nine Months Ended September 30, 2019	Quarter Ended September 30, 2019

Net Gain (Loss) on Sales of Real Estate Properties	$269,400	$130,565
Accumulated Depreciation Gain	(138,173)	(63,791)

Economic Gain (Loss)	$131,227	$66,774

3rd Quarter 2019 Earnings Release	28

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

FFO and Normalized FFO:

Funds From Operations (“FFO”) – Nareit defines FFO (December 2018 White Paper) as net income (computed in accordance with GAAP), excluding gains or losses from sales and impairment write-downs of depreciable real estate and land when connected to the main business of a REIT, impairment write-downs of investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and depreciation and amortization related to real estate. Adjustments for partially owned consolidated and unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Expected FFO per share is calculated on a basis consistent with actual FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses from sales and impairment write-downs of depreciable real estate and excluding depreciation related to real estate (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company’s real estate between periods or as compared to different companies.

Normalized Funds From Operations ("Normalized FFO") – Normalized FFO begins with FFO and excludes:

•	the impact of any expenses relating to non-operating asset impairment;
•	pursuit cost write-offs;
•	gains and losses from early debt extinguishment and preferred share redemptions;
•	gains and losses from non-operating assets; and
•	other miscellaneous items.

Expected Normalized FFO per share is calculated on a basis consistent with actual Normalized FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.

FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with GAAP.  The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership".  Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

The following table presents reconciliations of EPS to FFO per share and Normalized FFO per share for pages 7 and 26 (the expected guidance/projections provided below are based on current expectations and are forward-looking):

3rd Quarter 2019 Earnings Release	29

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

	Actual Sept.	Actual Sept.	Actual	Actual	Expected	Expected
	YTD 2019	YTD 2018	Q3 2019	Q3 2018	Q4 2019	2019
	Per Share	Per Share	Per Share	Per Share	Per Share	Per Share
EPS – Diluted	$1.82	$1.46	$0.71	$0.58	$0.63 to $0.65	$2.45 to $2.47
Depreciation expense	1.59	1.51	0.54	0.51	0.55	2.13
Net (gain) loss on sales	(0.88)	(0.67)	(0.33)	(0.30)	(0.31)	(1.18)
Impairment – operating assets	—	—	—	—	—	—

FFO per share – Diluted	2.53	2.30	0.92	0.79	0.87 to 0.89	3.40 to 3.42

Impairment – non-operating assets	—	—	—	—	—	—
Write-off of pursuit costs	0.01	0.01	—	—	—	0.01
Debt extinguishment and preferred share redemption (gains) losses	0.03	0.11	(0.01)	0.04	—	0.03
Non-operating asset (gains) losses	—	—	—	—	—	—
Other miscellaneous items	0.01	(0.01)	—	—	—	0.02

Normalized FFO per share – Diluted	$2.58	$2.41	$0.91	$0.83	$0.87 to $0.89	$3.46 to $3.48

Lease-Up NOI – Represents NOI for development properties: (i) in various stages of lease-up; and (ii) where lease-up has been completed but the properties were not stabilized (defined as having achieved 90% occupancy for three consecutive months) for all of the current and comparable periods presented.

Net Operating Income (“NOI”) – NOI is the Company’s primary financial measure for evaluating each of its apartment properties.  NOI is defined as rental income less direct property operating expenses (including real estate taxes and insurance).  The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment properties.  NOI does not include an allocation of property management expenses either in the current or comparable periods.  Rental income for all leases and operating expense for ground leases (for both same store and non-same store properties) are reflected on a straight-line basis in accordance with GAAP for the current and comparable periods.

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI, along with rental income, operating expenses and NOI per the consolidated statements of operations allocated between same store and non-same store/other results (see page 11):

	Nine Months Ended September 30,		Quarter Ended September 30,
	2019	2018	2019	2018
Operating income	$947,592	$896,088	$368,363	$339,403
Adjustments:
Fee and asset management revenue	(360)	(563)	(25)	(190)
Property management	72,705	69,175	21,940	22,247
General and administrative	41,127	41,420	11,417	12,640
Depreciation	616,201	583,869	211,478	194,618
Net (gain) loss on sales of real estate properties	(269,400)	(256,834)	(130,565)	(114,672)
Impairment	—	702	—	702
Total NOI	$1,407,865	$1,333,857	$482,608	$454,748
Rental income:
Same store	$1,857,679	$1,798,638	$649,712	$628,454
Non-same store/other	159,117	126,490	35,408	24,223
Total rental income	2,016,796	1,925,128	685,120	652,677
Operating expenses:
Same store	559,793	539,070	196,520	189,582
Non-same store/other	49,138	52,201	5,992	8,347
Total operating expenses	608,931	591,271	202,512	197,929
NOI:
Same store	1,297,886	1,259,568	453,192	438,872
Non-same store/other	109,979	74,289	29,416	15,876
Total NOI	$1,407,865	$1,333,857	$482,608	$454,748

3rd Quarter 2019 Earnings Release	30

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

New Lease Change – The change in rent for a lease with a new or transferring resident compared to the rent for the prior lease of the identical apartment unit, regardless of lease term and without concessions or discounts being applied.

Non-Same Store Properties – For annual comparisons, primarily includes all properties acquired during 2018 and 2019, plus any properties in lease-up and not stabilized as of January 1, 2018.

Physical Occupancy – The weighted average occupied apartment units for the reporting period divided by the average of total apartment units available for rent for the reporting period.

Renewal Rate Achieved – The change in rent for a new lease on an apartment unit where the lease has been renewed as compared to the rent for the prior lease of the identical apartment unit, regardless of lease term.

Same Store Operating Expenses:

On-site Payroll – Includes payroll and related expenses for on-site personnel including property managers, leasing consultants, and maintenance staff.

Other On-site Operating Expenses – Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Repairs and Maintenance – Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair and maintenance costs.

Utilities – Represents gross expenses prior to any recoveries under the Resident Utility Billing System (“RUBS”). Recoveries are reflected in rental income.

Same Store Properties – For annual comparisons, primarily includes all properties acquired or completed that are stabilized prior to January 1, 2018, less properties subsequently sold.  Properties are included in Same Store when they are stabilized for all of the current and comparable periods presented.

% of Stabilized Budgeted NOI – Represents budgeted 2019 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

Total Budgeted Capital Cost – Estimated remaining cost for projects under development and/or developed plus all capitalized costs incurred to date, including land acquisition costs, construction costs, capitalized real estate taxes and insurance, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

Total Market Capitalization – The aggregate of the market value of the Company’s outstanding common shares, including restricted shares, the market value of the Company’s operating partnership units outstanding, including restricted units (based on the market value of the Company’s common shares) and the outstanding principal balance of debt.  The Company believes this is a useful measure of a real estate operating company’s long-term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the Company’s common shares trade.  However, because this measure of leverage changes with fluctuations in the Company’s share price, which occur regularly, this measure may change even when the Company’s earnings, interest and debt levels remain stable.

Transaction Accretion (Dilution) – Represents the spread between the Acquisition Cap Rate and the Disposition Yield.

Turnover – Total residential move-outs (including inter-property and intra-property transfers) divided by total residential apartment units.

Unencumbered NOI % – Represents NOI generated by consolidated real estate assets unencumbered by outstanding secured debt as a percentage of total NOI generated by all of the Company's consolidated real estate assets.

Unlevered Internal Rate of Return (“IRR”) – The Unlevered IRR on sold properties is the compound annual rate of return calculated by the Company based on the timing and amount of: (i) the gross purchase price of the property plus any direct acquisition costs incurred by the Company; (ii) total revenues earned during the Company’s ownership period; (iii) total direct property operating expenses (including real estate taxes and insurance) incurred during the Company’s ownership period; (iv) capital expenditures incurred during the Company’s ownership period; and (v) the gross sales price of the property net of selling costs.

3rd Quarter 2019 Earnings Release	31

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

The calculation of the Unlevered IRR does not include an adjustment for the Company’s property management expense, general and administrative expense or interest expense (including loan assumption costs and other loan-related costs).  Therefore, the Unlevered IRR is not a substitute for net income as a measure of our performance.  Management believes that the Unlevered IRR achieved during the period a property is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development, renovation, management and ultimate sale of a property, before the impact of Company overhead.  The Unlevered IRR achieved on the properties as cited in this release should not be viewed as an indication of the gross value created with respect to other properties owned by the Company, and the Company does not represent that it will achieve similar Unlevered IRRs upon the disposition of other properties.  The weighted average Unlevered IRR for sold properties is weighted based on all cash flows over the investment period for each respective property, including net sales proceeds.

Weighted Average Coupons – Contractual interest rate for each debt instrument weighted by principal balances as of September 30, 2019.  In case of debt for which fair value hedges are in place, the rate payable under the corresponding derivatives is used in lieu of the contractual interest rate.

Weighted Average Rates – Interest expense for each debt instrument for the nine months ended September 30, 2019 weighted by its average principal balance for the same period.  Interest expense includes amortization of premiums, discounts and other comprehensive income on debt and related derivative instruments.  In case of debt for which derivatives are in place, the income or expense recognized under the corresponding derivatives is included in the total interest expense for the period.

3rd Quarter 2019 Earnings Release	32